Exhibit 10.1

$95,000,000

EVERGREEN ENERGY INC.

8.00% Convertible Secured Notes Due August 1, 2012

PURCHASE AGREEMENT

 July 25, 2007

CREDIT SUISSE SECURITIES (USA) LLC,
  As Representative of the Several Purchasers
Eleven Madison Avenue
New York, N.Y. 10010-3629

Ladies and Gentlemen:

1.  Introductory.  Evergreen Energy Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) $95,000,000 principal amount of its 8.00% Convertible Secured Notes due August 1, 2012 (the “Notes”) to be issued under an indenture dated as of July 30, 2007 (the “Indenture”), among the Company, Evergreen Operations, LLC, a Delaware limited liability company, KFx Plant, LLC, a Wyoming limited liability company, KFx Operations, LLC, a Wyoming limited liability company, Landrica Development Company, a South Dakota corporation, and Buckeye Industrial Mining Company, an Ohio corporation (collectively, the “Guarantors”) and U.S. Bank, as trustee (the “Trustee”) on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”).  The payment of principal, premium and Additional Interest (as defined in the Indenture), if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a secured basis, by the Guarantors.  The Notes and the Guarantees will be secured by a first-priority lien on the Collateral (as defined in the Indenture) (the “Collateral”) pursuant to a security agreement (the “Security Agreement”).  The Notes and Guarantees are herein collectively referred to as the “Offered Securities”.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the resale of the Offered Securities and the Underlying Shares, as hereinafter defined, under the Securities Act.

The Company hereby agrees with the several Purchasers as follows:

2.  Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:

(a)  A preliminary offering circular and an offering circular relating to the Offered Securities has been prepared by the Company. Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, together with the pricing term sheet, dated as of the date of this agreement (the “Pricing Term Sheet”) attached hereto as Schedule B, are hereinafter collectively referred to as the “Offering Document”. As used herein, the terms Preliminary Offering Circular, Offering Circular and Offering Document shall include the documents incorporated by reference therein.  The terms “supplement,”

“amendment” and “amend,” as used herein, shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are deemed to be incorporated by reference therein. On the date of this Agreement at 9:20 a.m. (the “Applicable Time”), the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by or on behalf of any Purchaser through Credit Suisse Securities (USA) LLC (“Credit Suisse”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.  Except as disclosed in the Offering Document, on the date of this Agreement at the Applicable Time, the Company's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the “Commission”) and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act at the time of such filing did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

(c)  Each Guarantor has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or membership interests, as the case may be, of each Guarantor has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or membership interests, as the case may be, of each Guarantor is owned by the Company, directly or indirectly through subsidiaries, free from liens, encumbrances and defects.

(d)  The Indenture has been duly authorized by the Company and each Guarantor; the Offered Securities have been duly authorized by the Company and each Guarantor; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company and each Guarantor, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company and each Guarantor and will conform in all material respects to the description thereof contained in the Offering Document and (assuming the due authorization, execution and delivery thereof by the other parties thereto) the Indenture and such Offered Securities will constitute valid and binding obligations of the Company and each Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(e)  When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will be convertible into the shares of common stock, par value $.001 per share (“Underlying Shares”) of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion, will conform in all material respects to the information in the Offering Document and will conform in all material respects to the description of such Offered Securities contained in the Offering Circular; the authorized equity capitalization of the Company is as set forth in the Offering Document; all outstanding shares of capital stock of the Company are, and when issued upon conversion the Underlying Shares will be, validly issued, fully paid and nonassessable; the outstanding Underlying Shares have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

(f)  The Security Agreement has been duly authorized by the Company and each Guarantor; and on the Closing Date (as defined below), the Security Agreement will have been duly executed and delivered by the Company and each Guarantor and, (assuming the due authorization, execution and delivery thereof by the other parties thereto) will constitute valid and binding obligations of the Company and each Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Security Agreement, when duly executed and delivered, will create valid and perfected security interests in the Collateral to which they relate, subject to no prior liens other than Permitted Liens (as defined in the Indenture); and each of the representations and warranties made by the Company and the Guarantors in the Security Agreement will be true and correct in  all material respects as of the Closing Date.  On the Closing Date, the Security Agreement will conform in all material respects as to legal matters to the descriptions thereof in the Offering Document.

(g)  Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with transactions contemplated hereby.

(h)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Security Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company and the Guarantors, as applicable, except for the order of the Commission declaring the Shelf Registration Statement (as defined in the Registration Rights Agreement) effective.

(i)  The execution, delivery and performance of this Agreement, the Security Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (1) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (2) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (3) the charter or by-laws of the Company or any such subsidiary, except in the case of (1) and (2) for any such breach, violation or default which would not have a Material Adverse Effect, and the Company and each Guarantor has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(j)  This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.  The Registration Rights Agreement has been duly authorized by the Company and each Guarantor, and when executed and delivered on the Closing Date, (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(k)  Except as disclosed in the Offering Document, the Company and the Guarantors have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and the Guarantors hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(l)  The Company and the Guarantors possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(n)  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual propertyrights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(o)  Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmentallaws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(p)  Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the

Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

(q)  The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes and supporting schedules thereto.

(r)  Except as disclosed in the Offering Document, since the date of the most recent financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(s)  Any third-party statistical and market-related data included in a Preliminary Offering Circular or the Offering Circular are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(t)  Except as set forth in the Offering Document, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the applicable rules of the New York Stock Exchange.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function, and legal and regulatory compliance controls (collectively, “Internal Controls”), that comply with the Securities Laws.  The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.  As used herein, “Securities Laws” means collectively, Sarbanes-Oxley, the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the applicable rules of the New York Stock Exchange.

(u)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the United States Investment Company Act of 1940 (the “Investment Company Act”).

(v)  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(w)  The offer and sale of the Offered Securities by the Company and the Guarantors to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(x)  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to the Company makes no representation or warranty) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 95.00% of the principal amount thereof plus accrued interest from July 30, 2007 to the Closing Date (as hereinafter defined) the respective principal amounts set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the “OfferedGlobalSecurities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of Evergreen Energy Inc. at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M. (New York time), on July 30, 2007, or at such other time not later than four full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Offered Global Securities representing all of the Offered Securities. The Offered Global Securities will be made available for checking at the above office of Davis Polk & Wardwell at least 24 hours prior to the Closing Date.

4.  Representations by Purchasers; Resale by Purchasers.

(a)  Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)  Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act.  Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A (“Rule 144A”) under the Securities Act.

(c)  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

5.  Certain Agreements of the Company.  The Company agrees with the several Purchasers that:

(a)  The Company will advise Credit Suisse promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without Credit Suisse’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify Credit Suisse of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission.  Neither Credit Suisse’s consent to, nor the Purchaser’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b)  The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Communication.  As used herein, “Issuer Communication” means a written communication prepared by or on behalf of the Company, used or referred to by the Company that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular, Pricing Term Sheet or the Offering Circular.

(c)  The Company will furnish to Credit Suisse copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as Credit Suisse requests, and the Company will furnish to Credit Suisse on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants’ reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(d)  The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as Credit Suisse designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or become subject to taxation as a foreign corporation in any such state.

(e)  During the period of two years after the Closing Date, the Company will, upon request, furnish to Credit Suisse, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

(f)  During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(g)  During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)  For so long as the Offered Securities remain outstanding, the Company will furnish to the Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Purchasers may reasonably request.  Notwithstanding the foregoing, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Purchasers.

(i)  The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The Nasdaq Stock Market, Inc. and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates and the printing of memoranda relating thereto and (vi) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers.  The Company will reimburse the Purchasers for all travel expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(j)  In connection with the offering, until Credit Suisse shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k)  For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company or warrants or other rights to purchase shares of Common Stock of the Company, without the prior written consent of Credit Suisse, or publicly disclose the intention to make any such offer, sale, pledge or disposition, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Offered Securities pursuant to the exercise of such options or the exercise of any other stock options or stock purchase warrants outstanding on the date hereof. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Securities.

6.  Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Purchaser shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) and to the effect that:

(i)  In their opinion the financial statements examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

 (ii)  they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

(iii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document the Exchange Act Reports; or

(C) for the period from the closing date of the latest income statement included in the Offering Document, Exchange Act Reports to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income or in the total or per share amounts of consolidated net income or in the ratio of earnings to fixed charges.

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

(iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including Credit Suisse is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including Credit Suisse, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii)  any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including Credit Suisse, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c)  The Purchaser shall have received opinions, dated the Closing Date, of Berenbaum, Weinshienk & Eason, P.C. and of Hogan & Hartson LLP, counsel for the Company, substantially in the form is attached hereto as Exhibit A and Exhibit B, respectively.

(d)  The Purchasers shall have received opinions from counsel in the states of Ohio, South Dakota and Wyoming, as counsel for certain Guarantors organized under the laws of such states, dated the Closing Date, with respect to the matters relating to such Guarantors set forth below, in form and substance reasonably satisfactory to the Representative, and the Company and the Guarantors

shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document and Exchange Act Reports; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

(ii) Each subsidiary of the Company and each Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects;

(iii)  The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor; the Offered Securities delivered on the Closing Date have been duly authorized, executed, authenticated, issued and delivered by the Company and each Guarantor and conform to the description thereof contained in the Offering Document; and the Indenture and the Securities delivered on the Closing Date constitute valid and legally binding obligations of the Company and each Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(iv)  The Offered Securities delivered on the Closing Date are convertible into Common Stock of the Company in accordance with the terms of the Indenture; the shares of such Common Stock initially issuable upon conversion of the Offered Securities delivered on the Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of such Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Securities or the Common Stock;

(v)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940;

(vi)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Security Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company and the Guarantors, except such as may be required under state securities laws except for the order of the Commission declaring the Shelf Registration Statement effective;

(vii)  There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture this Agreement, the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to such counsel's knowledge, contemplated;

(viii)  The execution, delivery and performance of the Indenture, this Agreement, the Security Agreement and the Registration Rights Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(ix)  Such counsel have no reason to believe that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; the descriptions in the Offering Circular and the Exchange Act Reports of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular and the Exchange Act Reports;

(x) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and each Guarantor;

(xi)  The Registration Rights Agreement is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(xii)  It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated hereby to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act;

(xii) The Security Agreement has been duly authorized, executed and delivered by the Company and each Guarantor;

(xiii)  The Security Agreement constitutes a legally valid and binding obligation of the Company and each Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(xiv)  The Security Agreement is effective to create, in favor of the Collateral Agent (as defined in the Indenture) for the benefit of the Secured Parties (as defined in the Security Agreement) as security for the Secured Obligations (as defined in the Security Agreement), a valid security interest (the “Article 9 Security Interest”) in the right, title and interest of the Company and each Guarantor in that portion of the Collateral described therein (the “Article 9 Collateral”) in which a security interest may be created pursuant to Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction on the Closing Date (the “UCC”); and

(xv)  To the extent that the filing of a Uniform Commercial Code financing statement in the applicable jurisdiction is effective under the UCC to perfect a security interest in the Article 9 Collateral, the Article 9 Security Interest in the Article 9 Collateral will be perfected upon the filing of Uniform Commercial Code financing statements in the forms attached to such opinion (the “Financing Statements”) in the filing office located in the jurisdiction that is indicated thereon, except that (i) continuation statements with respect to each Financing Statement must be filed within the period of six months prior to the expiration of five years from the date of the filing of such Financing Statement and any such continuation statement and (ii) additional filings may be necessary if the Company or a Guarantor indicated as the debtor in a Financing Statement changes its name or its “location” (as defined in Section 9-307 of the UCC).

(e)  The Purchasers shall have received from Davis Polk & Wardwell, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as Credit Suisse may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)  The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and the Guarantors in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Document and Exchange Act Reports or as described in such certificate.

(g)  The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(h) The Purchasers shall have received, on or prior to the date of this Agreement, lockup letters from each of the executive officers and directors of the Company.

(i)  The Offered Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulation of the National Association of Securities Dealers, Inc., and the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(j)  The Purchasers shall have received fully executed original copies of the Security Agreement and such evidence as they may reasonably require of the effectiveness of the security contemplated thereby and the perfection of the security interest created thereby (including, without limitation, the filing of UCC-1s, the delivery of certificated securities or other possessory collateral and any LLC interests which are certificated together with duly executed instruments of transfer or assignment in blank).

(k) The Company and the Guarantors shall have entered into the Registration Rights Agreement.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

7.  Indemnification and Contribution.  (a)  The Company and the Guarantors will jointly and severally indemnify and hold harmless each Purchaser, its partners, members, directors, officers and affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's or a Guarantor’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse such indemnified person for any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)  Each Purchaser will severally and not jointly indemnify and hold harmless the Company and the Guarantors, their respective directors and officers and each person, if any, who controls either the Company or any Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document under the caption “Plan of Distribution”: paragraphs 3, 12 and 13; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

(c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)  The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company and any Guarantor within the meaning of the Securities Act or the Exchange Act.

              8.  Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Securities hereunder on the Closing Date and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Purchasers are obligated to purchase on the Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Purchasers agreed but failed to purchase on the Closing Date.  If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Purchasers are obligated to purchase on the Closing Date and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9.  As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

9.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, any Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall remain in effect.  If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.  Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, New York 10010-3629, Attention:  Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1225 17th Street, Suite 1300, Denver, CO 80202, Attention:  General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

11.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

12.  Representation of Purchasers.  You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you.

13.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.  Absence of Fiduciary Relationship.  The Company and each Guarantor acknowledges and agrees that:

(a) The Representative has been retained solely to act as initial purchaser in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or any Guarantor and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising Company on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Representative and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that the Representative has no obligation to disclose such interests and transactions to the Company and the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company or any Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Guarantor, including stockholders, employees or creditors of the Company.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company and each Guarantor hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

EVERGREEN ENERGY INC.

By:  /s/ Kevin R. Collins
Title:  President and CEO

EVERGREEN OPERATIONS, LLC

By:  /s/ Kevin R. Collins
Title:  President and CEO

KFX PLANT, LLC

By:  /s/ Kevin R. Collins
Title:  President and CEO

KFX OPERATIONS, LLC

By:  /s/ Kevin R. Collins
Title:  President and CEO

LANDRICA DEVELOPMENT COMPANY

By:  /s/ Kevin R. Collins
Title:  President and CEO

BUCKEYE INDUSTRIAL MINING COMPANY

By: /s/ William G. Laughlin
Title:  Vice President, General  Counsel and Secretary

The foregoing Purchase Agreement is hereby con- firmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By: /s/ Paul Meyer
                  Title:  Director

Acting on behalf of itself and as the Representative of
the several Purchasers

SCHEDULE A

Purchaser	Principal Amount of Offered Securities

Credit Suisse Securities (USA) LLC	$82,507,500.00

Capital One Southcoast, Inc.	$3,999,500.00

Natexis Bleichroeder Inc.	$4,493,500.00

Johnson Rice & Company L.L.C.	$3,999,500.00

Total	$95,000,000.00

SCHEDULE B

Pricing Term Sheet

Evergreen Energy Inc. 8.00% Convertible Secured Notes Due August 1, 2012

Issuer:      Evergreen Energy Inc.
Ticker:      EEE (NYSE Arca)
Issue Size (Proceeds):      $95,000,000
Escrow Amount:      $18,000,000
Overallotment Option:      $0
Security:      8.00% Convertible Secured Notes Due August 1, 2012
Form of Registration:      144A with Registration Rights
Face Amount:      $1,000 per Convertible Note
Trade Date:      July 25, 2007
Settlement Date:      July 30, 2007
Maturity:      August 1, 2012
Bilateral Provisional Call Feature:      At $6.83  (20 out of 30 days)
Interest Payment Dates:      February 1 and August 1
Coupon Make-Whole Rate:      T + 50bps
Coupon:      8.00%
Coupon Step-Down:      300 bps (5.00% all-in rate)
Conversion Premium:      40.0%
Closing Bid Price:      $3.75
Conversion Price:      $5.25
Conversion Rate:      190.4762
Underlying Shares:      18,095,239
CUSIP:      30024BAA2
ISIN:      US30024BAA26

ECONOMICS
Sole Bookrunner      Credit Suisse (86.85%)
Co-Manager      Natexis Bleichroeder (4.73%), CapitalOne Southcoast (4.21%), Johnson Rice & Co (4.21%)
Gross Spread:      5.00%
Gross Spread: $ / Bond:      $50.00
Management:      $10.00
Underwriting:      $10.00
Selling Concession:      $30.00

[continued on next page]

Ticker	EEE
Stock Price	$3.75
Conversion Price	$5.25
Premium	40.0%
Ratio	190.4762

			Additional Shares per $1,000 Principal Amount of Notes

			Change of Control Date
			8/1/2007	8/1/2008	8/1/2009	8/1/2010	8/1/2011	8/1/2012
		$3.75	76.19	76.19	76.19	76.19	76.19	76.19
		$4.00	73.43	72.42	71.76	70.43	67.23	59.52
		$4.50	56.48	54.67	53.50	51.13	45.44	31.75
		$5.00	39.96	38.47	37.58	35.51	30.43	9.52
		$5.50	26.63	25.50	24.99	23.32	19.23	0.00
		$6.00	15.85	15.25	15.01	13.77	10.80	0.00
		$6.50	7.46	7.42	7.38	6.53	4.70	0.00
		$7.00	2.67	2.52	2.43	1.93	0.00	0.00
		$7.50	0.72	0.56	0.39	0.22	0.00	0.00
		$8.00	0.15	0.10	0.05	0.03	0.00	0.00
		$8.50	0.05	0.03	0.02	0.01	0.00	0.00
		$9.00	0.02	0.02	0.01	0.01	0.00	0.00
		$9.50	0.02	0.02	0.01	0.01	0.00	0.00
		$10.00	0.02	0.02	0.01	0.01	0.00	0.00
		$10.50	0.02	0.01	0.01	0.01	0.00	0.00
		$11.00	0.01	0.01	0.01	0.01	0.00	0.00
		$11.50	0.01	0.01	0.01	0.01	0.00	0.00
		$12.00	0.01	0.01	0.01	0.01	0.00	0.00
		$12.50	0.01	0.01	0.01	0.01	0.00	0.00